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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 6 , 2000

                                  CAMBIO, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                   0-19726                   94-3022377
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


  6006 North Mesa Street, El Paso, Texas                         79912
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (915) 581-5828


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On September 6, 2000, Grant Thornton LLP resigned as the independent accountants of Cambio, Inc. (the "Company"). Except for the report for the year ended June 30, 1999 which raised doubt about the Company's ability to continue as a going concern, Grant Thornton LLP's report on the Company's financial statements for the years ended June 30, 1999 and June 30, 1998 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit, scope or accounting principles.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 1999 and June 30, 1998, and during the most recent interim period preceding Grant Thornton LLP's resignation, there were no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company has requested Grant Thornton LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 8, 2000, is filed as Exhibit 16.1 to this Form 8-K.

      BDO Seidman, LLP has been retained as the Company's new independent accountants and the decision to engage BDO Seidman, LLP as the Company's accountants was approved by the Company's Board of Directors. BDO Seidman, LLP is expected to issue a report on the Company's financial statements for the year ended June 30, 2000.

      During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            16.1 Letter re Change in Certifying Accountant, dated September 8, 2000.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CAMBIO, INC.


Date: September 11, 2000                  By  /s/  Ali Al-Dahwi
                                             --------------------------
                                                   Ali Al-Dahwi
                                                    President
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                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NO.            DESCRIPTION
-----------            -----------
   16.1                Letter re Change in Certifying Accountant, dated
                       September 8, 2000